Exhibit 99.1

Aevi Genomic Medicine Reports First Quarter 2018 Financial Results and Provides Business Update

PHILADELPHIA, PA – (PRNewswire) – May 15, 2018 – Aevi Genomic Medicine, Inc. (NASDAQ: GNMX) (the “Company”) announced today financial and operational results for the three months ended March 31, 2018 and provided an overview of the Company’s recent corporate progress.

First Quarter Financial Results and Corporate Highlights

•	First quarter highlights include continued advancement and strengthening of the Company’s pipeline through a combination of internal programs and external collaborations, with multiple data read-outs anticipated in 2018.

o	AEVI-001: The Company continues screening and recruitment efforts for its Phase 2 (ASCEND) clinical trial in the mGluR mutation positive genetic subset of pediatric and adolescent patients with Attention Deficit Hyperactivity Disorder (ADHD) to confirm genetic responders to AEVI-001. The primary and secondary endpoints in the trial are the change from baseline in the ADHD-RS-5 Total Score at six weeks and the percentage of subjects who respond as determined by the Clinical Global Impression of Improvement (CGI-I) at six weeks. Data from the study are expected by mid-2018.

o	AEVI-002: The Company has completed the addition of three new clinical sites and patient screening is underway for its Phase 1b open-label, signal-finding study which will evaluate the safety, tolerability, pharmacokinetics and short-term efficacy of the Anti-Light Monoclonal Antibody AEVI-002 in diseased patients that have previously failed anti-tumor necrosis factor alpha (anti-TNFα) treatment. The study will be conducted at sites across the United States with the potential to expand to clinical trial sites outside the United States. AEVI-002 will be administered every 14 days at one of two dosage levels: 1.0 mg/kg or 3.0 mg/kg for up to eight weeks. The endpoints of the study include endoscopic evaluation, Crohn’s Disease Activity Index ratings, and safety. Data from the study are expected by year-end 2018.

o	AEVI-005: The Company broadened its relationship with Kyowa Hakko Kirin (KHK) with an option agreement for the development of an early stage, first-in-class monoclonal antibody (AEVI-005) program targeting an undisclosed ultra-orphan pediatric rare disease. This is the second monoclonal antibody signed in collaboration with KHK and reflects the Company’s unique ability to leverage its genetic expertise in rare and orphan pediatric diseases. The Company intends to initiate a preclinical research program during the second quarter of 2018.

“We have made great progress during the first quarter and we are diligently working towards important data readouts in 2018 on our most advanced programs – AEVI-001 and AEVI-002,” said Mike Cola, CEO of the Company. “While AEVI-001 remains the top priority for the Company with data from the “ASCEND” trial expected by mid-year, we are equally enthusiastic about the broadening of our relationship with KHK and in the potential of AEVI-002. We look forward to providing updates throughout the year as we progress towards these key catalysts.”

First Quarter 2018 Financial Results

The Company had cash and cash equivalents of $26.52 million at March 31, 2018, compared to $33.73 million as of December 31, 2017. The decrease in cash was primarily related to the advancement of its AEVI-001 program. The Company expects the current cash balance to fund operations into early 2019.

Research and development expenses for the three months ended March 31, 2018 were $6.56 million, decreasing from $7.95 million for the same period in 2017 mainly related to decreasing clinical trial/development activities.

General and administrative expenses for the three months ended March 31, 2018 were $2.17 million, decreasing from $2.99 million for the same period in 2017 primarily due to decreased costs following the closure of the Company’s operations in Israel.

For the three months ended March 31, 2018, the Company reported a net loss of $8.71 million or $0.15 per share, compared with a net loss of $10.92 million or $0.29 per share for the same period in 2017.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2018	December 31, 2017
	Unaudited	Audited
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$26,520	$33,729
Prepaid expenses and other current assets	801	893

Total current assets	27,321	34,622

LONG-TERM ASSETS:

Lease deposits	11	11
Property and equipment, net	69	85
Other long-term assets	33	43

Total long-term assets	113	139

Total assets	$27,434	$34,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Trade payables	$1,685	$943
Other accounts payable and accrued expenses	3,054	3,197

Total current liabilities	4,739	4,140

Total liabilities	4,739	4,140

STOCKHOLDERS’ EQUITY:

Common stock - $0.0001 par value; 200,000,000 shares authorized; 59,337,265 shares issued and outstanding at March 31, 2018; 59,332,265 shares issued and outstanding at December 31, 2017	$6	$6
Additional paid-in capital	246,376	245,593
Accumulated deficit	(223,687)	(214,978)

Total stockholders’ equity	22,695	30,621

Total liabilities and stockholders’ equity	$27,434	$34,761

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended March 31,
	2018	2017
	Unaudited
Research and development expenses	$6,561	$7,947

General and administrative expenses	2,174	2,988

Operating loss	(8,735)	(10,935)
Financial income	26	18

Net loss	$(8,709)	$(10,917)

Basic and diluted loss per share	$(0.15)	$(0.29)
Weighted average number of common stock used in computing basic and diluted loss per share	59,334,821	37,108,261

About Aevi Genomic Medicine, Inc.

Aevi Genomic Medicine, Inc. is dedicated to unlocking the potential of genomic medicine to translate genetic discoveries into novel therapies. Driven by a commitment to patients with pediatric onset life-altering diseases, the Company’s research and development efforts leverage an internal genomics platform and an ongoing collaboration with the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP).

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

CONTACT:

Aevi Genomic Medicine, Inc.

Brian Piper

Brian.Piper@aevigenomics.com

Westwicke Partners

Chris Brinzey

339-970-2843

Chris.brinzey@westwicke.com

MEDIA INQUIRIES:

FTI Consulting

Irma Gomez-Dib

+1-212-850-5761

+1-415-706-9155

irma.gomez-dib@fticonsulting.com